Exhibit 99.1

Boston Scientific and Guidant Announce Signing of Merger Agreement Valued at $27 Billion

Natick, MA and Indianapolis, IN (January 25, 2006) – Boston Scientific Corporation (NYSE: BSX) and Guidant Corporation (NYSE: GDT) today announced that the Board of Directors of Guidant has unanimously approved and entered into the merger agreement provided to Guidant by Boston Scientific on January 17, 2006. Under that agreement, Boston Scientific will acquire all the outstanding shares of Guidant for a combination of cash and stock worth $80 per Guidant share, or approximately $27 billion in aggregate. Prior to entering into this agreement with Boston Scientific, Guidant terminated its merger agreement with Johnson & Johnson.

The strategic rationale, business and growth profile of a combined Boston Scientific/Guidant should be compelling to shareholders of both companies.  As a highly diversified company with leading positions in growth markets, Boston Scientific/Guidant will be one of the world’s preeminent medical device companies, with total revenue in 2006 of nearly

$9 billion.

“Guidant and Boston Scientific share an entrepreneurial spirit, highly talented employees, strong customer relationships and an ability to pioneer lifesaving therapies for patients around the world,” said Pete Nicholas, Chairman of Boston Scientific. “Shareholders will benefit from the significant upside potential of the combined company, while doctors and their patients will continue to receive the most technologically advanced and highest quality medical devices and therapies. The resources and capabilities of the combined company will allow us to make further investments in our current businesses as well as pursue new revenue opportunities.”

“We believe the transaction and the strategic rationale for this combination are in the best interests of our patients, employees, customers and shareholders – reflecting the full value of our firm,” said Jim Cornelius, Chairman and Chief Executive Officer of Guidant. “The combination of these two companies provides faster, more consistent revenue growth opportunities to shareholders. We want to express our appreciation to our employees who have been dedicated to building this great company, and we all look forward to the future.”

“We are excited about combining the talent and experience of Boston Scientific and Guidant employees,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific. “We look forward to working with Guidant to complete the transaction quickly and to creating a global leader in cardiovascular devices.”

The transaction is subject to customary closing conditions, including clearances under the Hart-Scott-Rodino Antitrust Improvements Act and the European Union merger control regulation, as well as approval of Boston Scientific and Guidant shareholders. The transaction is not subject to any financing condition. Boston Scientific expects to complete the transaction by the end of the first quarter of 2006.

As previously announced, Boston Scientific has entered into an agreement with Abbott (NYSE: ABT) under which Boston Scientific has agreed to divest Guidant’s vascular intervention and endovascular businesses, while agreeing to share rights to Guidant’s drug-eluting stent program.

Under its agreement with Abbott, Boston Scientific will receive $6.4 billion in cash from Abbott on or around the closing date of the Guidant transaction. This amount consists of $4.1 billion in purchase price for the Guidant assets, a loan of $900 million, and Abbott’s agreement to acquire $1.4 billion of Boston Scientific common stock. Boston Scientific and Guidant believe that Boston Scientific’s agreement with Abbott will enable Boston Scientific and Guidant to rapidly secure antitrust approvals for the proposed transaction.

Under the terms of the merger agreement between Boston Scientific and Guidant, each share of Guidant common stock will be exchanged for $42.00 in cash and $38.00 in Boston Scientific common stock, based on the average closing price of Boston Scientific common stock during the 20 consecutive trading day period ending three days prior to the closing date. If the average closing price of Boston Scientific common stock during this period is less than $22.62, Guidant shareholders will receive 1.6799 Boston Scientific shares for each share of Guidant common stock, and if the average closing price of Boston Scientific common stock during this period is greater than $28.86, Guidant shareholders will receive 1.3167 Boston Scientific shares for each share of Guidant common stock. Guidant shareholders will own approximately 36 percent of the combined company.

Boston Scientific has received commitment letters from Bank of America, N.A. and Merrill Lynch & Co. for the financing of the transaction. Bear, Stearns & Co. Inc., Deutsche Bank AG New York Branch and Wachovia Bank, National Association have also committed to participate in the financing.

Shearman & Sterling LLP is acting as legal counsel, and Merrill Lynch & Co., Bear, Stearns & Co. Inc., and Banc of America Securities LLC are acting as financial advisors, to Boston Scientific.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel, and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as financial advisors, to Guidant.

Boston Scientific Corporation

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Guidant Corporation

Guidant Corporation pioneers lifesaving technology, giving an opportunity for better life today to millions of cardiac and vascular patients worldwide. Guidant develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit http://www.guidant.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between Boston Scientific Corporation and Guidant Corporation, and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Boston Scientific or Guidant. Relevant risks and uncertainties include those referenced in Boston Scientific’s and Guidant’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. Risks and uncertainties relating to the proposed transaction include: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of Guidant’s operations with Boston Scientific will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Neither Boston Scientific nor Guidant assumes any obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This material is not a substitute for the prospectus/proxy statement and any other documents Boston Scientific and Guidant intend to file with the SEC. Investors and security holders are urged to read such prospectus/proxy statement and any other such documents, when available, which will contain important information about the proposed transaction. The prospectus/proxy statement will be, and other documents filed or to be filed by Boston Scientific and Guidant with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from Boston Scientific by directing a request to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Milan Kofol, Investor Relations, or from Guidant by directing a request to Guidant Corporation, 111 Monument Circle, 29th Floor, Indianapolis, Indiana 46204, Attention: Investor Relations.

Neither Boston Scientific nor Guidant is currently engaged in a solicitation of proxies from the security holders of Boston Scientific or Guidant in connection with Boston Scientific’s proposed acquisition of Guidant. If a proxy solicitation commences, Boston Scientific, Guidant and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about Boston Scientific’s directors and executive officers is available in Boston Scientific’s proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders, and information about Guidant’s directors and executive officers is available in Guidant’s most recent filing on Form 10-K. Additional information about the interests of potential participants will be included in the prospectus/proxy statement when it becomes available.

Contacts – Boston Scientific

Milan Kofol (508-650-8569) (cell: 617-834-8595)

Investor Relations, Boston Scientific Corporation

Paul Donovan (508-650-8541) (cell: 508-667-5165)

Media Relations, Boston Scientific Corporation

Steve Frankel / Steve Silva (212-355-4449)

Joele Frank, Wilkinson Brimmer Katcher

Contacts – Guidant

Steven Tragash (317-971-2031)

Corporate Communications, Guidant Corporation

Andy Rieth (317-971-2061)

Investor Relations, Guidant Corporation

Doug Hughes (317-971-2039)

Investor Relations, Guidant Corporation

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